                                  SCHEDULE 14A
                                 (RULE 14-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              CELERIS CORPORATION
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1)  Title of each class of securities to which transaction applies:
    (2)  Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    (4)  Proposed maximum aggregate value of transaction:
    (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

                               CELERIS CORPORATION
                         1801 WEST END AVENUE, SUITE 750
                           NASHVILLE, TENNESSEE 37203

Dear Shareholder:

         You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Celeris Corporation (the "Company"), to be held at the Loews Vanderbilt Plaza, 2100 West End Avenue, Nashville, Tennessee 37203, on April 27, 2000, at 1:00 p.m. (Central Daylight time).

         The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. Following the formal business portion of the Annual Meeting, there will be a report on the operations of the Company and shareholders will be given the opportunity to ask questions. At your earliest convenience, please mark, sign and return the accompanying proxy card in the enclosed postage pre-paid envelope. We hope you will be able to attend the Annual Meeting.

         Whether or not you plan to attend the Annual Meeting, please complete, sign, date and mail the enclosed proxy card promptly. If you attend the Annual Meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the Annual Meeting, you may still revoke such proxy at any time prior to the Annual Meeting by providing written notice of such revocation to Paul R. Johnson, Secretary and Chief Financial Officer of the Company. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.

                                          Sincerely,

                                          /s/ Barbara A. Cannon
                                          President and Chief Executive Officer


Nashville, Tennessee
March 22, 2000

                               CELERIS CORPORATION
                         1801 WEST END AVENUE, SUITE 750
                           NASHVILLE, TENNESSEE 37203

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 27, 2000

TO THE SHAREHOLDERS OF CELERIS CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of Celeris Corporation, a Minnesota corporation (the "Company") will be held at the Loews Vanderbilt Plaza, 2100 West End Avenue, Nashville, Tennessee 37203, on April 27, 2000, 1:00 p.m. (Central Daylight time).

     The Annual Meeting is being held for the following purposes:

      1. To elect six directors, each to serve for a one-year term or until his or her respective successor is duly elected and qualified.

      2. To approve the Fifth Amendment to the Celeris Corporation Stock Option Plan of 1993.

      3. To approve the adoption of the Celeris Corporation 2000 Stock Option Plan.

      4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 15, 2000 WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE MEETING AND ANY ADJOURNMENT THEREOF. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE AT YOUR EARLIEST CONVENIENCE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE SUCH PROXY AND VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD. IF YOU DO NOT ATTEND THE ANNUAL MEETING, YOU MAY STILL REVOKE SUCH PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING BY PROVIDING WRITTEN NOTICE OF SUCH REVOCATION TO PAUL R. JOHNSON, SECRETARY AND CHIEF FINANCIAL OFFICER OF THE COMPANY. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.

                                      BY ORDER OF THE
                                      BOARD OF DIRECTORS,

                                      /s/ Barbara A. Cannon
                                      President and Chief Executive Officer


Nashville, Tennessee
March 22, 2000

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 27, 2000

                           --------------------------

                             SOLICITATION OF PROXIES

     This Proxy Statement is furnished to shareholders of Celeris Corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (or any adjournment thereof) to be held at Loews Vanderbilt Plaza, 2100 West End Avenue, Nashville, Tennessee 37203, at 1:00 p.m. (Central Daylight time), on April 27, 2000 (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. The accompanying proxy is being solicited by the Board of Directors of the Company. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about March 22, 2000.

     The cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the form of proxy, including the reimbursement of banks, brokers and other nominees for forwarding proxy materials to beneficial owners, will be borne by the Company. Proxies may also be solicited personally or by telephone by directors, officers and employees of the Company who will receive no additional compensation.

                   VOTING, EXECUTION AND REVOCATION OF PROXIES

     Only shareholders of record at the close of business on March 15, 2000, the record date, will be entitled to notice of and to vote at the Annual Meeting. On March 15, 2000, the Company had 3,129,437 shares of common stock, $.01 par value (the "Common Stock"), outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder to one vote on all matters to come before the Annual Meeting. There is no cumulative voting.

     Shares represented by a proxy will be voted in the manner directed by the shareholder. If no direction is made, the proxy will be voted (i) for the election of the nominees for director named in this Proxy Statement, (ii) for the approval of the Fifth Amendment to the Celeris Stock Option Plan of 1993, and (iii) for the adoption of the Celeris Corporation 2000 Stock Option Plan. The Company has not received notice of any other proposals to be presented at the Annual Meeting. Accordingly, the shares represented by a proxy will be voted in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting. If a shareholder returns a proxy and abstains from voting on any matter, or, in the case of the election of directors, withholds authority to vote with respect to any or all nominees, the shares represented by such proxy will be considered present for purposes of determining the presence of a quorum at the Annual Meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained or withheld authority. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present for purposes of determining the presence of a quorum at the Annual Meeting, but will not be considered as present and entitled to vote with respect to such matters.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE SUCH PROXY AND VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD. IF YOU DO NOT ATTEND THE ANNUAL MEETING, YOU MAY STILL REVOKE SUCH PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING BY PROVIDING WRITTEN NOTICE OF SUCH REVOCATION TO THE COMPANY. ANY SUCH WRITTEN NOTICE OF REVOCATION OR SUBSEQUENTLY DATED PROXY SHOULD BE MAILED OR DELIVERED TO PAUL R. JOHNSON, SECRETARY AND CHIEF FINANCIAL OFFICER, CELERIS CORPORATION, 1801 WEST END AVENUE, SUITE 750, NASHVILLE, TENNESSEE 37203. YOUR PROMPT CONSIDERATION WILL BE GREATLY APPRECIATED.

     A COPY OF THE COMPANY'S 1999 ANNUAL REPORT TO SHAREHOLDERS, WHICH INCLUDES THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1999, ACCOMPANIES THIS PROXY STATEMENT.

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

     The Board of Directors recommends that the number of directors to be elected for the coming year be set at six and that the shareholders elect the nominees named below as directors of the Company for the ensuing year and until their respective successors are elected and qualified. Unless authority to vote for one or more nominees is withheld as specified in the proxy card, the persons named in the enclosed form of proxy intend to vote FOR the election of the six nominees listed below. All of the nominees are members of the present Board of Directors. Each of the nominees has consented to serve as director, if elected. If for any reason any nominee shall be unavailable for election to the Board of Directors, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees listed below will be unable to serve if elected to office. The affirmative vote of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting is required for election of each nominee. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

     Certain biographical information regarding the nominees for election as Directors, including the nominee's name, age, principal occupation, business experience and period of service as a director of the Company is set forth below.


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


     BARBARA A. CANNON (age 48) - Ms. Cannon has served as a Director and President and Chief Executive Officer since joining the Company in October 1997. Prior to joining the Company, Ms. Cannon was a consultant from September 1996 to September 1997. She also served as acting President of Integrated Neuroscience Consortium, a specialty site management organization start-up, from January 1997 to September 1997. From September 1990 to September 1996, Ms. Cannon was employed at ClinTrials Research Inc. ("ClinTrials"), a contract research organization formed in 1990 by Ms. Cannon and others. From January 1993 to September 1996, she served as Executive Vice President at ClinTrials, where she was responsible for pharmaceutical, device and biotechnology business development. Prior to that, she served as Chief Operating Officer of ClinTrials' Nashville operations from September 1990 to December 1992.

     W. HUDSON CONNERY, JR. (age 50) - Mr. Connery has served as a Director of the Company since October 1996. From March 1997 to July 1997, he served as interim Chairman of the Board of the Company. Since March 1999, Mr. Connery has been President and Chief Executive Officer of Essent Healthcare, Inc., an owner and operator of acute care hospitals. From June 1995 to October 1998, Mr. Connery was the Chairman of the Board, President and Chief Executive Officer of Arcon Healthcare Inc., ("Arcon"). In September 1998, Arcon filed a voluntary petition under Chapter 11 of the Federal Bankruptcy laws to reorganize its debts. Arcon subsequently withdrew its petition and entered into a voluntary liquidation of its business. From August 1991 to April 1995, Mr. Connery was Senior Vice President and Chief Operating Officer and a director of Health Trust, the Hospital Company.

      RICHARD B. FONTAINE (age 56) - Mr. Fontaine has served as a Director of the Company since April 1998. From March 1997 to October 1997, Mr. Fontaine was a consultant to the Company. Since 1992, Mr. Fontaine has been an adjunct professor at Westminster College, Salt Lake City, Utah. From June 1995 to September 1995, he served as interim Chief Executive Officer of Health Advantage, Inc., a diabetes management subsidiary of VIVRA Specialty Partners, Inc. In 1993, he served as interim Chief Executive Officer of Vivocell Therapy, Inc. Mr. Fontaine is currently a director of Total Renal Care Holdings, Inc.

     PETER T. GARAHAN (age 53) - Mr. Garahan has served as a Director of the Company since April 1998. Since 1998, he has been Chief Operating Officer of Amteva Technologies, Inc., an internet voice application services company. Since 1997, he has been a Principal of The Ryegate Group, a business and financial consulting firm. From 1992 to 1996, Mr. Garahan was President of Mitchell Medical (formerly Medical Decision Systems, Inc.), an information technology provider of automated medical utilization review products and services to the insurance industry and since 1994, a division of Mitchell International. From 1994 to 1996, he served as Executive Vice President - Sales and Marketing of Mitchell International. Mr. Garahan also serves as a director of Condor Technology Solutions, Inc., Amteva Technologies, Inc. and National Medical Advisory Services, Inc.

     JOHN M. NEHRA (age 51) - Mr. Nehra has served as Chairman of the Board since July 1997 and a Director of the Company since November 1992. Since 1989, Mr. Nehra has been the managing general partner of Catalyst Ventures, Limited Partnership, a venture capital limited


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

partnership. Since December 1993, Mr. Nehra has also been a general partner of New Enterprise Associates VI, VII, and VIII Limited Partnerships, a venture capital limited partnership. Mr. Nehra also serves as a director of Iridex Corporation, a medical instrumentation company.

      ANDRE G. PERNET, PH.D. (age 55) - Dr. Pernet has served as a Director of the Company since February 1999. Dr. Pernet has held the position of Senior Vice President of Development of PathoGenesis, Inc. since September 1999. Prior to that, Dr. Pernet served for 25 years with Abbott Laboratories ("Abbott") most recently as Corporate Vice President, Research and Development, Pharmaceutical Products Division, where he was responsible for basic research and all phases of worldwide development of drugs. Dr. Pernet retired from Abbott effective March 1999. Dr. Pernet serves as a director of SYNSORB Biotech Inc. and Genset SA.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

      The Board of Directors has established Audit and Compensation Committees. The Company does not have a nominating committee.

     The Audit Committee supervises and reviews the Company's accounting and financial practices, makes recommendations to the Board of Directors as to the nomination of independent auditors, confers with the independent auditors regarding the scope of their proposed audits and their audit findings, reports and recommendations, reviews the Company's financial controls, procedures and practices, and approves all non-audit services by independent auditors. The current members of the Company's Audit Committee are Messrs. Connery and Garahan. The Audit Committee met three times during the year ended December 31, 1999.

     The Compensation Committee sets the actual compensation for the Chief Executive Officer, sets the compensation policies for all executive officers of the Company, and reviews the recommendations of the Chief Executive Officer regarding compensation for other employees. The Compensation Committee's goal is to establish compensation policies and programs that will attract and retain highly qualified executives and that closely align the financial interests of these executives with long-term shareholder interests. The Compensation Committee also administers the Company's Stock Option Plan of 1993 (the "1993 Stock Option Plan"), the 1995 Non-Employee Director Stock Option Plan (the "1995 Director Plan"), the Celeris Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan"), and will administer the 2000 Stock Option Plan upon approval as well as any other stock option plans implemented by the Company. All decisions of the Compensation Committee, including the grant of stock options, are submitted to and approved by the full Board of Directors. The Compensation Committee is composed solely of directors who constitute "non-employee directors" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934. In 1999, the members of the Company's Compensation Committee were Messrs. Fontaine and Nehra and Dr. Pernet. The Compensation Committee met two times during the year ended December 31, 1999.

     During the year ended December 31, 1999, the Board of Directors of the Company held six regular meetings and two special meetings. No director attended fewer than 75 percent of the meetings of the Board of Directors and committees upon which such director served during the



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


year ended December 31, 1999. The Board of Directors and committees also acted from time to time by written consent in lieu of meetings.

DIRECTOR COMPENSATION

     Non-employee directors receive an annual retainer of $24,000 for membership on the Board of Directors, which includes compensation for membership on committees of the Board. Directors employed by the Company receive no fees solely for their service to the Company as director. Under the 1995 Director Plan, upon first being elected to the Board of Directors, all new directors who are not full-time employees receive an option to purchase 2,222 shares of Common Stock, and each non-employee director on the day after each annual meeting of the Company's shareholders automatically receives an option to purchase an additional 667 shares of Common Stock. Stock options are granted under the 1995 Director Plan with an exercise price equal to the fair market value of the Common Stock at the grant date, vest over a one-year period and expire after ten years. In addition, the Company reimburses reasonable travel, lodging and other incidental expenses incurred by the directors in attending meetings of the Board of Directors and committees.

                                   PROPOSAL 2:
                     APPROVAL OF THE FIFTH AMENDMENT TO THE
                      CELERIS CORPORATION STOCK OPTION PLAN
                                     OF 1993

         The 1993 Stock Option Plan was initially approved by the shareholders in 1993. In 1995, the 1993 Stock Option Plan was amended upon shareholder approval to provide that a total of 820,000 shares of Common Stock (subject to proportional adjustments to reflect certain subsequent stock changes, such as stock dividends or splits, recapitalizations, reclassifications, or other similar corporate changes) was authorized for issuance upon the exercise of options granted under the 1993 Stock Option Plan. In 1996, the 1993 Stock Option Plan was further amended to provide that a total of 2,126,666 shares of Common Stock are authorized for issuance under the 1993 Stock Option Plan. In 1997, the 1993 Stock Option Plan was again amended to provide that a total of 2,626,666 shares of Common Stock are authorized for issuance under the 1993 Stock Option Plan. On July 26, 1999, the Board of Directors declared a one-for-three reverse stock split applicable to shareholders of record July 29, 1999. Taking into account the July 26, 1999 reverse stock split, there are currently 875,555 shares of Common Stock authorized for issuance under the 1993 Stock Option Plan. On February 22, 2000, the Board of Directors approved an amendment to the 1993 Stock Option Plan, subject to shareholder approval that provides for the issuance of an additional 130,000 shares of Common Stock upon the exercise of options granted pursuant to the 1993 Stock Option Plan.

         In December 1999, the Company granted 400,000 options to five senior level employees at the Company. This 400,000 option grant resulted in the granting of options to purchase 130,000 shares of the Company's Common Stock beyond the number of shares of Common Stock that were then, and currently are, available and reserved for issuance upon the exercise of



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


options granted under the 1993 Stock Option Plan. These 130,000 options were granted 87,100 to Ms. Cannon, 21,450 to Dr. Fortin and 21,450 to Mr. Johnson. The Company believes that stock options are an important element of compensation in attracting skilled executives, other key employees and in motivating and retaining these individuals by providing them with a means to acquire a proprietary interest in the Company. If this proposal to increase the number of options available under the 1993 Stock Option Plan is not approved by the Company's shareholders, the Company will be required to declare 130,000 of the 400,000 options granted in December 1999 to be void. The affirmative vote of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting will be necessary for approval. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE PROPOSAL TO APPROVE THE AMENDMENT TO THE 1993 STOCK OPTION Plan.

DESCRIPTION OF THE 1993 STOCK OPTION PLAN

         The following summary of the 1993 Stock Option Plan is qualified in its entirety by reference to the full text of the plan, which is incorporated herein by reference to the Company's previous filings with the Securities and Exchange Commission, and the Fifth Amendment to the 1993 Stock Option Plan attached hereto as EXHIBIT A. Capitalized terms used herein but not defined have the meaning set forth in the 1993 Stock Option Plan.

         The 1993 Stock Option Plan provides for the grant of options to purchase shares of Common Stock to any full or part-time employee of or any consultant to the Company. Options granted under the 1993 Stock Option Plan to full or part-time employees may qualify as incentive stock options under Section 422A of the Code or may be non-qualified stock options. Options granted to persons who are not full or part-time employees of the Company may not qualify as incentive stock options. The 1993 Stock Option Plan is administered by the Board of Directors, which has delegated all authority under the 1993 Stock Option Plan to the Compensation Committee, which is solely comprised of "non-employee directors" (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934) selected by the Board of Directors. The Compensation Committee has the authority: (i) to interpret the 1993 Stock Option Plan, (ii) to prescribe, amend and rescind rules and regulations relating to the 1993 Stock Option Plan, (iii) to provide for conditions and assurances deemed necessary or advisable to protect the interest of the Company, and (iv) to make all other determinations necessary or advisable for the administration of the 1993 Stock Option Plan, subject to the exclusive authority of the Board of Directors to amend or terminate the 1993 Stock Option Plan. Determinations and interpretations with respect to the Plan are in the sole discretion of the Compensation Committee, whose determinations and interpretations will be final and conclusive. The 1993 Stock Option Plan terminates in 2003 or at an earlier date, if all shares subject to the 1993 Stock Option Plan have been purchased pursuant to the exercise of then outstanding options. After termination of the 1993 Stock Option Plan, no options may be granted under that plan, but options outstanding at the time of termination shall remain in effect in accordance with their terms.

         The exercise price of an incentive stock option granted under the 1993 Stock Option Plan may not be less than the fair market value of the Common Stock on the date the option is granted (in the event that a proposed optionee owns more than 10% of the Company's Common Stock, any incentive stock option granted to such optionee must have an exercise price not less than 110% of the then fair market value). The exercise price of any non-incentive stock option granted under the 1993 Stock Option Plan is determined by the Compensation Committee and is not subject to the restrictions applicable to incentive stock options. The incentive stock options generally vest over a four to five year period and expire after ten years. Non-qualified stock options may vest immediately or over up to a five year period and expire after ten years. A person who has been granted an option under the 1993 Stock Option Plan may be granted additional options, but to the extent the aggregate fair market value (determined at the time the option is granted) of the Common Stock for which all incentive stock options held by an optionee are exercisable exceeds $100,000, such options will be treated as options that do not qualify as incentive stock options.

         No option granted under the 1993 Stock Option Plan may be transferred, other than by will or by the laws of descent and distribution. Each option is exercisable, during such individual's lifetime, only by such individual.

         In the event of the death of an employee or consultant, all options held by such person may be exercised at any time prior to the expiration date or twelve months after the date of death, whichever period is shorter, by the persons entitled to such options by will or the laws of descent and distribution. If an option holder's employment is terminated for cause, as defined in the 1993 Stock Option Plan, any options held by such employee, not yet exercised, shall terminate. If an option holder's employment is terminated other than for cause or due to death, the option holder may exercise such portion of the options that were exercisable at the date of termination at any time within three months of the date of termination; provided, however, that where the option holder is an employee and termination is due to disability, as defined in the Code, the time period during which options may be exercised is extended to one year.

         If an option under the 1993 Stock Option Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options thereafter granted during the term of the 1993 Stock Option Plan. If there shall be any change in the Common Stock through a stock dividend or split, recapitalization, reclassification or other similar change in the corporate structure, appropriate adjustments in the 1993 Stock Option Plan and outstanding options shall be made by the Compensation Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the 1993 Stock Option Plan and the number of shares and the price per share subject to outstanding options, in order to prevent dilution or enlargement of option rights.

         In the event of an acquisition of the Company, the Company will cancel all outstanding options, whether or not such options are then exercisable, in return for payment to the option holders of an amount equal to the difference between the net amount payable per share in the acquisition, less the exercise price of the option. If the Company is the surviving corporation in any merger or consolidation, any option granted under the 1993 Stock Option Plan shall pertain to and apply to the securities to which the holder of the number of shares of stock subject to the option would have been entitled in such merger of consolidation. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, every option granted under the 1993 Stock Option Plan shall terminate and the option holder either (i) shall be offered a firm commitment whereby the surviving corporation will tender to the option holder an option to purchase its shares on terms and conditions which will substantially preserve the rights and benefits of the options outstanding prior to such an event or (ii) shall have the right immediately prior to such an event to exercise all outstanding options granted pursuant to the 1993 Stock Option Plan.

         The 1993 Stock Option Plan is subject to amendment by the Compensation Committee, subject to the restriction that the Compensation Committee may not increase the number of shares that may be issued under the 1993 Stock Option Plan or change the class of employees or consultants eligible to receive options under the 1993 Stock Option Plan without the approval of the shareholders of the Company. Further, no amendment, modification or termination of the 1993 Stock Option Plan shall in any manner adversely affect any outstanding option under the 1993 Stock Option Plan without the consent of the optionee holding the option.

TAX TREATMENT

         The grant of a stock option pursuant to the 1993 Stock Option Plan will result in no tax consequences for the optionee or the Company. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that the alternative minimum tax may apply), and the Company generally will receive no tax deduction when an incentive stock option is exercised. Upon exercise of a non-incentive stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option price, and the Company will then be entitled to a tax deduction for the same amount. The tax consequences to an optionee of a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or a non-incentive stock option. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired under an option except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding period has been satisfied.

                                   PROPOSAL 3:
                          ADOPTION AND RATIFICATION OF
                   CELERIS CORPORATION 2000 STOCK OPTION PLAN

GENERAL

     On February 22, 2000, the Board of Directors adopted the Celeris Corporation 2000 Stock Option Plan (the "2000 Stock Option Plan"), subject to shareholder approval.

     The following summary of the 2000 Stock Option Plan is qualified in its entirety by reference to the full text of the plan, which is attached to this Proxy Statement as EXHIBIT B. Capitalized terms used herein but not defined have the meaning set forth in the 2000 Stock Option Plan.

ELIGIBILITY

     Under the Company's 2000 Stock Option Plan, options to purchase shares of Common Stock are available for grant to consultants, advisors, directors and employees of the Company, providing an equity interest in the Company and additional compensation to such grantees based on appreciation of the value of such stock.

NUMBER OF SHARES AVAILABLE FOR OPTIONS AND DETERMINATION OF OPTION PRICE UNDER THE PLAN

     The 2000 Stock Option Plan allows for options to purchase in the aggregate up to 300,000 shares of Company Common Stock to be granted by the Board of Directors. The Board of Directors may, in its discretion, grant incentive stock options ("ISO's") or non-qualified stock options.

     The 2000 Stock Option Plan provides that the exercise price of an ISO option must not be less than the fair market value of the Common Stock on the trading day next preceding the date of the grant. The exercise price of a non-qualified stock option shall be determined by the Board of Directors. Payment for shares of Common Stock to be issued upon exercise of an option may be made either in cash, Common Stock or any combination thereof, at the discretion of the Board of Directors. Options are nontransferable, other than by will, the laws of descent and distribution or pursuant to certain domestic relations orders. Shares subject to options granted under the 2000 Stock Option Plan that expire, terminate or are canceled without having been exercised in full become available again for option grants. Shares acquired pursuant to the exercise of an option, if repurchased by the Company, will again become available for option grants.

ADMINISTRATION

     The 2000 Stock Option Plan is administered by the Board of Directors, or, at the discretion of the Board of Directors, a committee of directors. Subject to certain limitations, the Board and its committee have the authority to determine the recipients, as well as the exercise prices, exercise periods, length and other terms of stock options granted pursuant to the 2000 Stock Option Plan.

In making such determinations, the Board may take into account the nature of the services rendered or to be rendered by option recipients, and their past, present or potential contributions to the Company.

ADJUSTMENTS UPON CERTAIN EVENTS

     The number of shares of Common Stock that may be granted under the 2000 Stock Option Plan or under any outstanding options granted thereunder will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, share combination or similar recapitalization involving the Common Stock or any spin-off, spin-out or other significant distribution of the Company's assets to its stockholders for which the Company receives no consideration.

EMPLOYEE TERMINATION

     Generally, in the event an Option holder is terminated as an employee by reason of disability or death, the holder or his or her representative may exercise the option for a period of twelve months following such termination. In the event the Option holder is terminated as an employee for any reason other than disability, death or cause, the holder may exercise his or her option for a period of three months following termination. The Board of Directors may, but need not, cause Options to provide that if the employment of an Option holder is terminated for "cause," as defined in the 2000 Stock Option Plan, the unexercised options expire.

     Unless stated otherwise in a non-qualified stock option agreement, for a period of 60 days following the date the employment of a non-qualified stock option holder terminates, the Company has the right to purchase such participant's vested options at a price equal to the difference between the exercise price of such options and the fair market value of the underlying shares of Common Stock.

     The affirmative vote of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting is required for the approval of the Celeris Corporation 2000 Stock Option Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE CELERIS CORPORATION 2000 STOCK OPTION PLAN.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the executive officers of the Company, other than Ms. Cannon whose information is set forth above.

     NAME                 AGE            POSITION
     ----                 ---            --------

Donald F. Fortin           42      Vice President

Paul R. Johnson            34      Vice President, Chief Financial Officer &
                                   Secretary

DONALD F. FORTIN, M.D.

      Dr. Fortin joined Celeris in December of 1996 as Vice President. In 1995, Dr. Fortin co-founded Cordillera, LLC, a joint venture between Duke University and the Company, which was eventually acquired by the Company in 1996. From 1991 to 1996, Dr. Fortin served as Director of Data Management of the Duke University Databank for Cardiovascular Diseases. Dr. Fortin also practiced as a cardiologist from 1991 to 1998, and served within the division of Cardiology at Duke University Medical Center as an Assistant Professor of Medicine from 1993 to 1999, and is currently an Adjunct Clinical Professor of Medicine

PAUL R. JOHNSON

     Mr. Johnson joined Celeris in April of 1998 as Vice President, Chief Financial Officer & Secretary. From 1997 to 1998, Mr. Johnson was Vice President and Chief Financial Officer for Cardiology Partners of America, a physician practice management organization. In this role, Mr. Johnson directed all aspects of the company's financial operations. From 1992 to 1997, Mr. Johnson served as Corporate Controller for ClinTrials Research Inc., a clinical research services organization, where he was responsible for corporate financial reporting and extensively involved with the company's public offerings and acquisitions. Mr. Johnson is a Certified Public Accountant.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICY

         The Compensation Committee intends to make the Company's executive compensation package competitive with the marketplace, with an emphasis on compensation in the form of equity ownership, the value of which is contingent on the long-term market performance of the Company's Common Stock. The Compensation Committee also seeks to control the Company's fixed salary costs and to enhance the Company's annual performance by providing executive officers with opportunities to earn annual cash bonuses for achieving Company and individual performance goals. In establishing the Company's compensation policies, the Compensation Committee also considers information regarding compensation levels and practices at other companies in the clinical research service industry, which the Compensation Committee regards as comparable to the Company. Although the Compensation Committee does not establish specific targets for compensation of the Company's executive officers relative to executive officers at comparable companies, the Compensation Committee believes that the compensation for the Company's executive officers generally falls in the median range of executive compensation for such comparable companies.

EXECUTIVE OFFICER COMPENSATION

         The annual compensation package of executive officers of the Company provides for base salaries, as well as for the opportunity to receive annual bonuses that are related, among other factors, to Company performance and individual performance. The Company also provides long-term equity based compensation generally through participation in the 1993 Stock Option Plan and will continue to provide through the 2000 Stock Option Plan. This assures that key management employees have a meaningful stake in the Company, the ultimate value of which is dependent on the Company's long-term stock price appreciation, and that the interests of executive officers are aligned with those of the Company's shareholders.

      BASE SALARY. The Company competes for talented executives with a wide variety of companies. Executive officers' base salaries reflect their positions and experience, as well as the compensation package required to attract them to the Company in light of relevant market factors. Annual base salary increases for executive officers are established as a result of an analysis of each executive's individual performance during the prior year, the overall performance of the Company during the prior year and his or her level of responsibility, prior experience and breadth of knowledge. The Company believes that current executive officer salaries are competitive with comparable companies.

      ANNUAL BONUS. To control fixed salary costs and reward annual performance, the Company pays annual bonuses to executive officers for achieving Company and individual performance goals. In setting annual bonus awards, the Compensation Committee considers, among other factors, the Company's revenue growth, the development and expansion of its business, improvement of management structures and general management objectives. Actual awards are recommended by the Chief Executive Officer and approved by the Compensation Committee based on its assessment of each executive's individual performance and responsibility for the Company's financial and business condition.

      STOCK OPTIONS. The 1993 Stock Option Plan, and if approved, the 2000 Stock Option Plan permit grants of incentive stock options and non-qualified stock options. The incentive stock options are granted with an exercise price at the fair market value on the grant date, vest over a four or five year period depending on the date of issuance, and expire after ten years. Non-qualified stock options are granted with an exercise price established by the Board of Directors, vest from immediately after the date of grant up to five years after the date of grant and expire after ten years. Accordingly, stock options have value only if the stock price appreciates from the date such options are granted. This component of executive compensation focuses executives on long-term creation of shareholder value and encourages equity ownership in the Company. In determining the actual size of stock option awards under the Stock Option Plans, the Compensation Committee considers the value of the stock on the date of grant, competitive practices, the executive's stock holdings, the amount of options previously granted to the executive, individual performance and the Company's performance.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

      BARBARA A. CANNON. Ms. Cannon became the President and Chief Executive Officer of the Company on October 6, 1997. Ms. Cannon and the Company entered into an employment agreement, dated October 6, 1997, which is described under the heading, "EXECUTIVE COMPENSATION--Employment Contracts and Termination of Employment Arrangements."

      The Compensation Committee and the Board of Directors approved a total compensation package that was designed to be competitive with compensation provided to chief executive officers at companies of size comparable to the Company as well as provide a compensation level and structure necessary to obtain an executive with Ms. Cannon's experience and credentials. Ms. Cannon's employment agreement provides for an annual salary of $195,000 and a bonus in an amount of up to 50% of her base salary upon achievement of certain performance targets established by the Board of Directors, after consultation with Ms. Cannon, prior to each fiscal year. Ms. Cannon `s employment agreement also provides for a promissory note in the amount of $200,000 for the purchase of Company stock. The principal and interest due under the promissory note is reduced based on Ms. Cannon's continued employment with the Company, which in 1999 resulted in compensation of $57,979.

      In recognition of her commitment to the Company and her performance in 1999, Ms. Cannon was awarded a salary increase of $25,000 effective January 1, 2000, a bonus of $50,000 and an option to purchase 200,000 shares of Common Stock exercisable as to 25% immediately and 25% on each anniversary date of the grant for three years.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the tax deduction of $1 million per year for compensation paid to executive officers named in the "Summary Compensation Table" unless certain requirements are met. Section 162(m) did not affect the deductibility of compensation paid to the Company's executive officers in 1998. The Compensation Committee, along with the Company, will continue to evaluate the Company's compensation plans and programs in view of the Section 162(m) limitation. The Compensation Committee may at some point in the future approve executive compensation, including incentive compensation, which exceeds the deductibility limits established under Section 162(m) of the Code.

      This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                                        RICHARD B. FONTAINE
                                                              JOHN M. NEHRA
                                                     ANDRE G. PERNET, Ph.D.
                                  The Members of the Compensation Committee

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation for each of the Company's last three fiscal years ended December 31, 1999, 1998 and 1997 awarded to or earned by the Chief Executive Officer of the Company and the three highest paid executive officers of the Company whose salary and bonus earned in 1999 exceeded $100,000 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                        Annual Compensation              Long-Term Compensation
                                                 ----------------------------------- ---------------------------
                                                                       Other Annual   Securities    All Other
                                                                       Compensation   Underlying   Compensation
     Name and Principal Position         Year    Salary($)  Bonus ($)     ($)(1)     Options (#)      ($)(2)
-------------------------------------- --------- ---------- ---------- ------------- ------------- -------------
Barbara A. Cannon                        1999      195,000     50,000        57,979(3)    200,000 (5)  --
President and Chief Executive Officer    1998      195,000     25,000        77,070(3)     33,333      --
                                         1997       45,000      1,000            --       133,667       13

Donald F. Fortin, M.D.                   1999      156,750     25,000            --        50,000 (5)  --
Vice President                           1998      156,862         --            --         6,667      --
                                         1997      135,577      1,000            --       100,333      156

Paul R. Johnson                          1999      125,000     25,000            --        50,000 (5)  --
Vice President, Chief Financial          1998       99,520         --            --        46,667      --
Officer and Secretary                    1997           --         --            --            --      --

Charles L. McIntosh, M.D., Ph.D.         1999      175,847         --            --            --      --
Vice President and President of C.L.     1998      186,413         --            --         5,000      --
McIntosh & Associates, Inc.              1997      188,237      1,000            --        23,667      156
("CLMA")(4)



 (1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those cases where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the applicable Named Executive Officer for such year.

(2) Represents the dollar value of premiums paid by the Company for life insurance policies for the benefit of the applicable Named Executive Officer.

(3) Represents forgiveness of principal and interest on Promissory Note between Ms. Cannon and the Company. See description under the caption "Compensation of Chief Executive Officer."

(4) Dr. McIntosh's employment agreement expired on December 31, 1999, and was not renewed under mutual agreement of Dr. McIntosh and the Company.

(5) Includes options granted subject to shareholder approval in the amount of 87,100 shares for Ms. Cannon, 21,450 shares for Dr. Fortin, and 21,450 shares for Mr. Johnson. See description under Proposal Two.

     The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during the fiscal year ended December 31, 1999.

STOCK OPTIONS, AWARDS, EXERCISES AND HOLDINGS

     The following table sets forth certain information in connection with stock option grants during the year ended December 31, 1999 to each of the Named Executive Officers.

                OPTION GRANTS IN THE YEAR ENDED DECEMBER 31, 1999


                                                                                           Potential Realizable
                               Individual       Grants                                       Value at Assumed
                                Number of    Percentage of                                   Annual Rates of
                               Securities    Total Options                                     Stock Price
                                 Options     Employees in   Exercise or                      Option Term (3)
                                 Granted      Fiscal Year    Per Share     Expiration   ---------------------------
            Name                 (#)(1)           (%)          ($)(2)         Date         5% ($)       10% ($)
----------------------------- -------------- -------------- ------------- ------------- ------------- -------------
Barbara A. Cannon               200,000 (4)      36.9          1.875       12/15/2009        235,835       597,653
Donald F. Fortin, M.D.           50,000 (4)       9.2          1.875       12/15/2009         58,959       149,413
Paul R. Johnson                  50,000 (4)       9.2          1.875       12/15/2009         58,959       149,413
Charles L. McIntosh,
  M.D., Ph.D.                       --            --            --            --                  --            --

----------------------------

(1) Options granted to Named Executive Officers during the year ended December 31, 1999 vest 25% immediately and then in 25% increments over three years.

(2) All options granted under the 1993 Stock Option Plan during the fiscal year ended December 31, 1999 were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.

(3) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. Potential realizable value is calculated from a base stock price equal to the exercise price of the options granted.

(4) Includes options granted subject to shareholder approval in the amount of 87,100 shares for Ms. Cannon, 21,450 shares for Dr. Fortin, and 21,450 shares for Mr. Johnson. See description under Proposal Two.

OPTION EXERCISES AND HOLDINGS

     The following table provides information concerning the exercise of options by the Named Executive Officers during the fiscal year ended December 31, 1999 and unexercised options held by the Named Executive Officers as of the end of the fiscal year ended December 31, 1999.

                       OPTION VALUES AT DECEMBER 31, 1999

                                                              Number of Unexercised        Value of Unexercised
                                                                    Options at            In-the-Money Options at
                                                             December 31, 1999 (#)(2)    December 31, 1999 ($)(1)
                                 Shares                     --------------------------- ----------------------------
                               Acquired on       Value
            Name               Exercise (#)  Realized ($)   Exercisable   Unexercisable Exercisable   Unexercisable
----------------------------- -------------- -------------- ------------- ------------- ------------- --------------
Barbara A. Cannon                  --             --             133,501       233,499      --             --
Donald F. Fortin, M.D.             --             --              85,332        71,668      --             --
Paul R. Johnson                    --             --              24,166        72,501      --             --
Charles L. McIntosh, M.D.,
Ph.D.                              --             --              10,750        17,917      --             --

(1) The value of unexercised in-the-money options represents the aggregate difference between the market value on December 31, 1999, based on the closing price of the Common Stock as reported on the Nasdaq National Market and the applicable exercise prices for such options. At December 31, 1999, the closing price of the Common Stock was $1.4375.

(2) Includes options granted subject to shareholder approval in the amount of 87,100 shares for Ms. Cannon, 21,450 shares for Dr. Fortin, and 21,450 shares for Mr. Johnson. See description under Proposal Two.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     MS. CANNON. In October 1997, the Company entered into an employment agreement with Ms. Cannon, as the Company's President and Chief Executive Officer, pursuant to which she agreed to provide services to the Company for an initial annual salary of $195,000. Ms. Cannon is also eligible to receive a bonus in an amount of up to 50% of her base salary upon achievement of certain performance targets. The employment agreement provides for a two-year term with an automatic renewal unless either party gives written notice of its intent not to renew the agreement. The employment agreement may be terminated (i) upon the death or disability of Ms. Cannon, (ii) by the Board of Directors for "Cause" or without "Cause," or (iii) by Ms. Cannon for "Good Reason" or without "Good Reason." If Ms. Cannon's termination is without "Cause" or for "Good Reason," the Company will continue to provide to Ms. Cannon her base salary and health insurance benefits for a period of eighteen months following the date of such termination. If, within twelve months after a "Change in Control" of the Company, the Company terminates Ms. Cannon's employment, except for "Cause," or Ms. Cannon terminates her employment for "Good Reason," the Company will pay to Ms. Cannon an amount in cash equal to two times her annual base salary in effect immediately prior to the "Change in Control."

     In connection with her employment, Ms. Cannon agreed to purchase 36,364 shares of Common Stock, payment for which was in the form of a promissory note in favor of the Company in principal amount of $200,000 (the "Promissory Note") and $100,000 cash. Under the terms of the Promissory Note, the unpaid principal amount and all accrued interest is due and payable on October 8, 2001. However, pursuant to the terms of the Promissory Note, the principal amount due was reduced by $50,000 on October 8, 1998 and all interest accrued on that date was forgiven as the condition that Ms. Cannon remain with the Company was met. From October 8, 1998, the principal amount due has been and will be reduced each calendar month that Ms. Cannon continues to be employed by the Company in an amount of $4,167 and all interest accrued through such date will be forgiven. As of February 29, 2000, the principal amount due under the Promissory Note was $83,333. The Promissory Note is secured by an interest in 24,242 shares of the Common Stock purchased by Ms. Cannon.

     DR. FORTIN. In December 1996, the Company entered into an employment agreement with Dr. Fortin. Dr. Fortin agreed to provide services to the Company for an initial annual salary of $150,000 for a four-year term. Effective January 1, 1999, Dr. Fortin's annual salary was increased to $156,750. Under the agreement, Dr. Fortin has agreed that the Company has rights to all inventions, including intellectual property, conceived or produced by Dr. Fortin during the period of his employment. STOCK PRICE PERFORMANCE GRAPH AND TABLE

     The following graph and table compare the cumulative total shareholder return of $100 invested on August 4, 1995 (the effective date of the Company's initial public offering) in (a) the Company, (b) the Center for Research in Security Prices ("CRSP") Index for Nasdaq Stock Market (U.S. Companies) ("Nasdaq U.S. Stock Index") and (c) the CRSP Index for Nasdaq Health Services Stocks ("Nasdaq Health Services Index"). The table assumes the reinvestment of all dividends. In the past, the Company has compared total stockholder returns from the Standard & Poor's 500 Stock Index and the Standard & Poor's Healthcare Index. The Company believes the Nasdaq U.S. Stock Index, which encompasses all the stocks quoted on the Nasdaq National Market, including large and small capitalization, is a more representative comparison for the Company than the Standard & Poor's 500 Stock Index which is comprised of large capitalization stocks that do not trade on the Nasdaq National Market. In addition, the Company believes that the Nasdaq Health Services Index is a more representative industry comparison due to the change in the Company's business strategy over the past year. Therefore, the Company has decided to no longer include the Standard & Poor's 500 Stock Index and the Standard & Poor's Healthcare Index in its stock performance graph.



                                                                                                         NASDAQ HEALTH SERVICES
                                                                             NASDAQ STOCK MARKET         STOCKS SIC 8000-8099 US
                                                  CELERIS CORPORATION           (US COMPANIES)                 & FOREIGN
                                                  -------------------       ----------------------       -----------------------
8/4/95                                                   100.00                      100.00                      100.00
12/1995                                                  159.00                      107.00                      124.00
12/1996                                                   56.00                      131.00                      124.00
12/1997                                                   11.00                      161.00                      127.00
12/1998                                                    6.00                      227.00                      107.00
12/1999                                                    4.00                      410.00                       89.00

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth as of February 29, 2000 (unless otherwise indicated), information regarding the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Company's Named Executive Officers and (iv) all Directors and executive officers as a group. Except as otherwise indicated, all persons listed below have sole voting and investment powers with respect to the shares indicated:

NAME AND ADDRESS OF BENEFICIAL OWNER                                                 NUMBER       PERCENT (1)
------------------------------------                                                 ------       -------
John M. Nehra (2)(3)                                                                    150,900      4.8%
1119 St. Paul Street
Baltimore, MD 21202

Catalyst Ventures, Limited Partnership                                                  117,777      3.8%
and New Enterprise Associates VI,
Limited Partnership (4)
1119 St. Paul Street
Baltimore, MD 21202

Dimensional Fund Advisors (5)                                                           249,263      8.0%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

Barbara A. Cannon (6)                                                                   178,197      5.4%
Celeris Corporation
1801 West End Avenue, Suite 750
Nashville, TN 37203

Donald F. Fortin, M.D. (7)                                                              116,832      3.6%
Celeris Corporation
5150 McCrimmon Parkway, Suite 405
Morrisville, NC 27560

Richard B. Fontaine (8)                                                                  20,305       *
155 Webster Ct.
Park City, UT 84060

Paul R. Johnson (9)                                                                      32,499      1.0%
Celeris Corporation
1801 West End Avenue, Suite 750
Nashville, TN 37203


W. Hudson Connery, Jr. (10)                                                               9,889       *
5520 South Stanford
Nashville, TN 37215

Peter T. Garahan (11)                                                                     4,222       *
10200 Akhpamar Dr.
Great Falls, VA 22066

Andre Pernet, Ph.D. (12)                                                                  6,222       *
1221 South Estate Lane
Lake Forest, IL 60045

All Executive Officers and Directors as a group (8 persons)  (13)                       519,066     15.0%

-------------------

*    Represents beneficial ownership of less than 1%.

(1) Shares of Company Common Stock subject to options exercisable within 60 days of February 29, 2000 ("Currently Exercisable Options") are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(2)  Includes 31,445 shares issuable pursuant to Currently Exercisable Options.

(3) Includes shares owned by Catalyst Ventures, Limited Partnership ("Catalyst") and New Enterprise Associates, VI ("NEAVI"). Mr. Nehra, a director of the Company, is managing general partner of Catalyst. He is also a general partner of NEAVI. By virtue of these positions, Mr. Nehra may be deemed to share voting and investment control over the shares owned by Catalyst and NEAVI. Therefore, Mr. Nehra may be deemed a beneficial owner of those shares. Mr. Nehra disclaims any beneficial ownership of such shares.

(4) By virtue of their relationship as affiliated partnerships, Catalyst and NEAVI may be deemed to share voting and investment control over such shares. Therefore, each of Catalyst and NEAVI may be deemed to beneficially own all of such shares. Each of Catalyst and NEAVI disclaims beneficial ownership of any shares, which it does not hold of record.

(5) Based solely on a Schedule 13G, dated February 3, 2000, Dimensional Fund Advisors is record holder of 249,263 shares. Dimensional Fund Advisors is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, and furnishes advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the shares owned.

(6)  Includes 141,834 shares issuable pursuant to Currently Exercisable Options.

(7)  Includes 114,332 shares issuable pursuant to Currently Exercisable Options.

(8)  Includes 10,305 shares issuable pursuant to Currently Exercisable Options.

(9)  Includes 32,499 shares issuable pursuant to Currently Exercisable Options.

(10) Includes 3,556 shares issuable pursuant to Currently Exercisable Options.

(11) Includes 2,889 shares issuable pursuant to Currently Exercisable Options.

(12) Includes 2,222 shares issuable pursuant to Currently Exercisable Options.

(13) Includes 339,082 shares issuable pursuant to Currently Exercisable Options.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Arthur Andersen LLP has been selected by the Board of Directors to serve as the Company's independent public accountants for the fiscal year ending December 31, 2000. A representative of that firm will be present at the meeting and will have the opportunity to make a statement if he so desires and to respond to questions.

                          SHAREHOLDER PROPOSALS FOR THE
                       2001 ANNUAL MEETING OF SHAREHOLDERS

     Any shareholder who wishes to present a proposal for action at the next Annual Meeting of Shareholders to be held in 2001 and who wishes to have it set forth in the Proxy Statement and identified in the form of proxy prepared by the Company must notify the Company at the Company's principal executive offices, 1801 West End Avenue, Suite 750, Nashville, Tennessee 37203, Attention:
Secretary, in such manner so that such notice was received by the Company by November 22, 2000. Any such proposal must be in the form required under the rules and regulations promulgated by the Securities and Exchange Commission. In addition, the form of proxy issued with the Company's 2000 Proxy Statement will confer discretionary authority to vote for or against any proposal made by a shareholder at the 2001 Annual Meeting which is not included in the 2001 Proxy Statement. However, under the rules of the Securities and Exchange Commission, such discretionary authority may not be exercised if the shareholder proponent has not given the Secretary of the Company notice of such proposal prior to February 5, 2001 and certain other conditions provided for in the rules of the Securities and Exchange Commission exist.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under federal securities laws, the Company's directors and officers, and any beneficial owner of more than 10% of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the Commission. Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ended December 31, 1999. The Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were satisfied.

                                  OTHER MATTERS

     The Board of Directors of the Company knows of no other matters that are intended to be brought before the Annual Meeting. If other matters, of which the Board of Directors is not aware, are presented for action, it is the intention of the person named in the enclosed form of proxy to vote on such matters in their sole discretion.

                                    By Order of the Board of Directors,

                                    /s/ Barbara A. Cannon
                                    President and Chief Executive Officer

Nashville, Tennessee
March 22, 2000

                                    EXHIBIT A

                     FIFTH AMENDMENT TO CELERIS CORPORATION
                            STOCK OPTION PLAN OF 1993

         The proposed amendment ("Amendment") to the Celeris Corporation Stock Option Plan of 1993, as amended (the "Plan"), as approved by Celeris Corporation's Board of Directors on February 22, 2000, will increase the number of shares available for issuance under the plan by 130,000 shares and, accordingly, following the Amendment Section 5.1 of the Plan will read as follows:

          "5.1 NUMBER. The number of shares of Stock hereby made available and reserved for issuance under the plan is 1,005,555. The aggregate number by increasing the number of shares of Stock available under this Plan shall be subject to adjustment as provided in Section 5.3. The total number of shares of Stock may be authorized but unissued shares of Stock, or shares acquired by purchase as directed by the Board from time to time in its discretion, to be used for issuance upon exercise of Options granted hereunder."

                                    EXHIBIT B

                               CELERIS CORPORATION

                             2000 STOCK OPTION PLAN

                                TABLE OF CONTENTS


                                                                                                            PAGE
                                                                                                            ----

Section 1.        PURPOSE..................................................................................   1

Section 2.        DEFINITIONS..............................................................................   1

Section 3.        GENERAL RULES............................................................................   4

                  3.1      Eligibility.....................................................................   4

                  3.2      Shares Subject to Plan..........................................................   4

                  3.3      Term of the Plan................................................................   5

Section 4.        ADMINISTRATION OF THE PLAN...............................................................   5

                  4.1      Creation of Committee to Administer the Plan....................................   5

                  4.2      Committee Meetings and Actions..................................................   5

                  4.3      Committee Exculpation...........................................................   5

                  4.4      Committee Indemnification.......................................................   5

                  4.5      Authority of Committee..........................................................   6

                  4.6      Amendment of Agreements.........................................................   6

                  4.7      Amendment and Termination of the Plan...........................................   6

Section 5.        TERMS AND CONDITIONS OF OPTIONS..........................................................   6

                  5.1      Grants of Options Under the Plan................................................   6

                  5.2      Option Agreements and Terms.....................................................   6

                           5.2.1    Number of Shares and Types of Options..................................   7

                           5.2.2    Option Price...........................................................   7


                  5.3      Exercise........................................................................   7

                           5.3.1    Notice.................................................................   7

                           5.3.2    Deferral of Exercise...................................................   7

                           5.3.3    Medium of Payment......................................................   8

                  5.4      Termination of Options..........................................................   8

                           5.4.1    Events of Termination..................................................   8

                           5.4.2    Extension of Term......................................................   9

                           5.4.3    Exercise after Termination.............................................  10

                  5.5      Limitation on ISO Grants........................................................  10

                  5.6      Other Provisions................................................................  10

Section 6.        CHANGE OF CONTROL........................................................................  10

                  6.1      Effect of a Change of Control...................................................  10

                  6.2      Events Causing a Change of Control..............................................  10

                  6.3      Discretion of Board.............................................................  11

Section 7.        ADJUSTMENTS UPON CERTAIN EVENTS..........................................................  11

Section 8.        TRANSFERS................................................................................  11

Section 9.        NO COMMITMENT TO RETAIN..................................................................  12

Section 10.       RIGHTS AS A SHAREHOLDER..................................................................  12

Section 11.       WITHHOLDING OF TAXES.....................................................................  12

Section 12.       NOTICES..................................................................................  12

Section 13.       APPLICABLE LAW...........................................................................  12

                               CELERIS CORPORATION

                             2000 STOCK OPTION PLAN

     1. PURPOSE. The purpose of the CELERIS CORPORATION 2000 STOCK OPTION PLAN (the "Plan") is to recognize the contributions made to CELERIS CORPORATION by certain selected Employees of the Company or an Affiliate in connection with their employment with the Company or as Affiliate, to provide such Employees with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company's sustained growth and financial success depend. Through the Plan, the Company will provide such persons with an opportunity to acquire or increase their proprietary interest in the Company and to align their interest with the interests of shareholders through the granting of Incentive Stock Options and Non-Qualified Options to acquire the Company's Common Stock.

     2. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

          2.1 "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of
Section 424(e) or (f) of the Code.

          2.2  "Board" means the Board of Directors of the Company.

          2.3  "Change of Control" shall have the meaning as set forth in
Section 6.2 of the Plan.

          2.4 "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          2.5 "Committee" means the committee or committees established by the Board pursuant to Section 4.1 of the Plan to which it delegates administration of the Plan or, if at any time no such committee is so established and then administering the Plan, the Board.

          2.6 "Common Stock" means the common stock, 0.01 par value, of the Company.

          2.7  "Company" means CELERIS CORPORATION, a Minnesota corporation.

          2.8 "Company Voting Stock" means Company's stock entitled to vote in the election of directors.

          2.9 "Continuing Directors" means the members of the Board on the date of adoption of this Plan, provided that any person becoming a member of the Board subsequent to such date whose election or nomination for election was supported by two-thirds of the members of the board who then comprised the Continuing Directors shall be considered to be a Continuing Director.

          2.10 "Disability" means a permanent and total disability causing an Employee to be unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period not less than 12 months. The definition of "Disability" for purposes of the Plan is intended to be identical to the definition of "permanent and total disability" found in section 22(e)(3) of the Code. For purposes of the Plan, the definition of "Disability" shall incorporate any amendments to section 22(e)(3) of the Code and the issuance of any Regulations thereunder further defining "permanent and total disability."

          2.11 "Domestic Relations Order" shall have the same meaning as set forth in section 414(p) of the Code.

          2.12 "Employee" means, (i) with respect to an ISO, any person who, at the time an ISO is granted to such person hereunder, is an employee, as such term is used in section 422 of the Code and described in Regulations section 1.421-7(h)(1), of the Company or an Affiliate and (ii) with respect to a NQO, any person employed by or performing services for, whether as an employee or otherwise, the Company or an Affiliate including, without limitation, directors, officers, consultants or advisors of the Company or an Affiliate.

          2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations issued pursuant to that statute or any successor statute.

          2.14 "Fair Market Value" means, with respect to the right to purchase a Share pursuant to an ISO, (i) the last reported sale price for a share of Common Stock on the date the ISO is granted, if the Common Stock is traded in a public market and is listed on a national securities exchange or is included in the NASDAQ System, or (ii) the mean between the last reported "bid" and "asked" prices for shares of Common Stock on the date the ISO is granted, as reported on NASDAQ if the Common Stock is traded in a public market but is not listed on a national securities exchange or included in the NASDAQ System, or (iii) if transactions in shares of Common Stock are not so reported, the determination of Fair Market Value on the date the ISO is granted shall be by reference to the reporting of such transactions by the National Daily Quotation Bureau, Inc. or as reported in any other customary financial reporting service, as may be applicable and as the Committee determines to be appropriate, or (iv) if the Common Stock is not traded in a public market, or if trading of the Common Stock in a public market is not, as determined in the discretion of the Committee, indicative of fair market value of a Share as would be required to be determined for purposes of section 422 of the Code, or as may be required to be determined for any other plan purposes, then Fair Market Value shall be such value as is determined at the discretion of the Committee, such discretion to be exercised in good faith, to be representative of the fair market value of a Share in accordance with sections 422(b)(4) and 422(c)(7) of the Code. With respect to the right to purchase a Share pursuant to a NQO, "Fair Market Value" shall be determined by the Committee in its discretion.

          2.15 "Forfeiture Event" means a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Employee, that the Employee has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate.

          2.16 "Immediate Family Members" means an Employee's spouse, parents, issue (including adopted or "step" issue), siblings and issue of siblings.

          2.17 "Incentive Stock Option" or "ISO" means an option to purchase Common Stock granted to an Employee under the Plan which constitutes an "incentive stock option" within the meaning of section 422(b) of the Code.

          2.18 "Non-Employee Director" means a member of the Board who is a "non-employee director" as that term is defined in paragraph (b)(3) of Rule 16b-3 and who is an "outside director" as that term is defined in Regulations section 1.162-27(e)(3).

          2.19 "Non-Qualified Option" or "NQO"means an option to purchase Common Stock granted to an Employee under the Plan which is described in Regulations section 1.83-7 and which is not intended to qualify, or otherwise does not qualify, as an ISO under section 422 of the Code.

          2.20 "Option" means either an ISO or a NQO granted under the Plan.

          2.21 "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

          2.22 "Option Agreement" means the agreement between the Company and the Employee with respect to an Option granted pursuant to the Plan.

          2.23 "Option Price" means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Section 5.2.2 of the Plan.

          2.24 "Person" shall have the same meaning as such term is used in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that the term Person shall not include (a) the Company, (b) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (c) any corporation or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such entity's acquisition of Company Voting Stock, (d) any shareholder of the Company who, as of the date of the adoption of the Plan, owned 50% or more of the Company's Voting Stock, (e) any Affiliate of such shareholder, or (f) any other entity that would be an Affiliate of such shareholder if such entity were a corporation.

          2.25 "Prior Shareholders" means the shareholders of the Company immediately prior to a merger, consolidation, other form of business combination of the Company or a sale of all or substantially all of the assets of the Company.

          2.26 "Regulations" means the Income Tax Regulations, including Temporary Regulations promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

          2.27 "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act.

          2.28 "Section 16 Officers" means any person who is an "officer" within the meaning of Rule 16a-1(f) promulgated under the Exchange Act and who is subject to the reporting requirements under Section 16 of the Exchange Act with respect to Common Stock.

          2.29 "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations issued pursuant to that statute or any successor statute.

          2.30 "Share" or "Shares" means the shares of Common Stock of the Company which are the subject of Options under the Plan.

     3.   General Rules.

          3.1 Eligibility. All Employees shall be eligible to receive Options hereunder; provided, however, only an Employee, as such term is defined in
Section 2.12 may be eligible to receive an ISO. The Committee shall have the sole authority to select Employees to whom Options will be granted, to determine whether an Employee will be granted ISOs or NQOs or a combination of ISOs or NQOs and to determine the number of Shares to which each Option relates. Consultants and advisors shall be eligible only if they render bona fide services to the Company unrelated to the offer or sale of securities.

          3.2 Shares Subject to Plan. The aggregate maximum number of Shares for which Options may be granted pursuant to the Plan is 300,000, subject to adjustment in accordance with Section 7. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, the Shares for which the Option was not exercised shall again be available for issuance pursuant to the Plan.

          3.3 Term of the Plan. The Plan is effective as of the date on which it is approved by the Board. Any ISO granted under the Plan will not be exercisable or effective unless the Plan is approved by the shareholders of the Company (i) within twelve (12) months of its adoption by the Board and (ii) consistent with the requirements for shareholder approval of matters requiring shareholder approval under applicable law. The Plan shall continue in effect until such time as it is terminated by the Board or until no more Shares are available under the Plan; provided, however, that no ISO may be granted under the Plan after the earlier of ten years from the date the Plan is adopted by the Board or ten years from the date the Plan is approved by the Shareholders as provided in this Section 3.3.

     4.   Administration of the Plan.

          4.1 Creation of Committee to Administer the Plan. The Board shall administer the Plan except to the extent it, in its sole discretion, designates a Committee or Committees composed of two or more of directors or other persons to operate and administer all or any portion of the Plan. In the event the Company is or becomes a publicly traded corporation or is otherwise subject to
Section 16 of the Exchange Act, the Board may designate a Committee consisting exclusively of two or more Non-Employee Directors that is empowered to administer the Plan with respect to those Employees who are Section 16 Officers or to those persons whose compensation may be subject to limits on deductibility under section 162(m) of the Code.

          4.2 Committee Meetings and Actions. The Committee shall hold meetings at such times and places as it may determine and shall keep minutes of its meetings. The Committee may take action only upon the agreement of a majority of the whole Committee. Any action which the Committee shall take through a written instrument signed by a majority of its members shall be as effective as though it had been taken at a meeting duly called and held.

          4.3 Committee Exculpation. No member of the Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan, unless (i) the member has breached or failed to perform the duties of such member's office under applicable provisions of state law, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section 4.3 shall not apply to the responsibility or liability of a member pursuant to any criminal statute or to the liability of a member for the payment of taxes pursuant to local, state or federal law.

          4.4 Committee Indemnification. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled, without further action on the member's part, to indemnity from the Company and limitation of liability to the fullest extent provided by applicable law and by the Company's Articles of Incorporation and/or Bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan in which the member may be involved by reason of the member being or having been a member of the Committee, whether or not the member continues to be such member of the Committee at the time of the action, suit or proceeding.

          4.5 Authority of Committee. In addition to the other powers granted to the Committee in the Plan, the Committee shall have the power and authority to
(i) interpret the Plan, (ii) adopt, amend and revoke rules and regulations for its administration that are not inconsistent with the express terms of the Plan,
(iii) subject to the terms of the Plan, determine the terms and conditions related to any Option and any Option Agreement, (iv) place restrictions on any Shares issued under the Plan, and (v) waive requirements relating to formalities or other matters that do not either modify the substance of the rights intended to be granted by the applicable Option or, with respect to an ISO, constitute a modification, extension, or renewal under section 424(d) of the Code unless such waiver is consented to by the Optionee. Any such actions by the Committee shall be final, binding and conclusive on all parties in interest.

          4.6 Amendment of Agreements. Subject to the specific provisions of the Plan, the Committee shall have the right to amend any Option Agreement issued to an Employee under the Plan, subject to the Employee's consent if such amendment is not favorable to the Employee or if such amendment has the effect of changing an ISO to a NQO.

          4.7 Amendment and Termination of the Plan. The Board, without further action on the part of the shareholders of the Company, may amend the Plan from time to time in such manner as it may deem advisable or, at any time it may deem advisable, suspend or terminate the Plan. Nevertheless, the Board may not change the class of Employees eligible to receive an ISO or increase the maximum number of Shares as to which Options may be granted under the Plan without obtaining approval, within twelve months before or after such action, by the shareholders of the Company in the manner required by state law. No amendment to the Plan may adversely affect any outstanding Option, however, without the consent of the Employee to which such Option relates.

     5. Terms and Conditions of Options. The following rules shall apply with respect to all Options issued hereunder:

          5.1 Grants of Options Under the Plan. Grants of Options under the Plan, in the discretion of the Committee, may be in the form of NQOs, ISOs or any combination thereof. If any Option designated as an ISO is determined for any reason not to qualify as an Incentive Stock Option within the meaning of section 422 of the Code, such Option shall be treated as a NQO for all purposes under the provisions of the Plan.

          5.2 Option Agreements and Terms. Options granted pursuant to the Plan shall be evidenced by Option Agreements in such form as the Committee shall approve from time to time. Such Option Agreements shall comply with and be subject to the terms and conditions set forth in this Section 5.2 and such other terms and conditions as the Committee shall require from time to time which are not inconsistent with the terms of the Plan.

               5.2.1 Number of Shares and Types of Options. Each Option Agreement shall state the number of Shares to which it pertains. An Optionee may receive more than one Option. The Option Agreement shall state specifically whether each Option is intended to be an ISO or a NQO.

               5.2.2 Option Price. Each Option Agreement shall state the Option Price which, for a NQO, need not be the Fair Market Value of the Shares on the date the Option is granted and, for an ISO, shall be at least 100% of the Fair Market Value of the Shares on the date the Option is granted; provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under section 424(d) of the Code, more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares, determined as of the date the Option is granted.

          5.3  Exercise. No Option may be exercised except as provided in this
Section 5.3.

               5.3.1 Notice. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and, unless arrangements satisfactory to the Company have been made for payment through a broker in accordance with procedures permitted by rules or regulations of the Federal Reserve Board, receipt of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and, unless the Shares are covered by a then current registration statement or a notification under Regulation A under the Securities Act, shall contain the Optionee's acknowledgment, in form and substance satisfactory to the Company, that (i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act), (ii) the Optionee has been advised and understands that (a) the Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer, and (b) the Company is under no obligation to register the Shares under the Securities Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the applicable Option Agreement may be endorsed on the certificates.

               5.3.2 Deferral of Exercise. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (i) registration under federal or state securities laws, (ii) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, (iii) the listing or inclusion of the Shares on any securities exchange or an automated quotation system, or (iv) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred. Notwithstanding anything herein to the contrary, the Company shall be under no obligation to issue any Shares to the extent the Committee determines that such issuance of Shares would be in violation of any applicable state or federal law.

               5.3.3 Medium of Payment.

                    5.3.3.1 PAYMENT IN GENERAL. Subject to the terms of the applicable Option Agreement, an Optionee shall pay for Shares (i) in cash, (ii) by certified or cashier's check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by rules or regulations of the Federal Reserve Board.

                    5.3.3.2 PAYMENT WITH COMMON STOCK. The Committee may provide in an Option Agreement that payment may be made in whole or in part in shares of the Company's Common Stock held by the Optionee. In such case, the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate or certificates issued to the Optionee shall represent the Shares in respect of which payment is made, and such excess number of shares. Notwithstanding the foregoing, the Committee may from time to time impose such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

          5.4  Termination of Options.

               5.4.1 Events of Termination. No Option shall be exercisable after the first to occur of the following:

                    5.4.1.1 EXPIRATION OF OPTION TERM. Expiration of the Option term specified in the Option Agreement, which, in the case of an ISO, shall not extend beyond the period ending on the day prior to the tenth anniversary of the date of grant of the ISO and which shall not extend beyond the period ending on the day prior to the fifth anniversary of the date of grant of the ISO in the case of any ISO granted to an Optionee who, as of the date of grant, owns, directly or by attribution under section 424(d) of the Code, more than ten percent of the total combined voting power of all classes of stock of the Company or of an Affiliate.

                    5.4.1.2 OCCURRENCE OF FORFEITURE EVENT. Except to the extent otherwise provided in the Option Agreement, upon the occurrence of a Forfeiture Event. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the Share certificates upon refund by the Company of the Option Price, and, notwithstanding anything herein to the contrary, the Company may withhold delivery of Share certificates for any Shares otherwise transferable following exercise of an Option, pending the resolution of any inquiry that could lead to a finding that a Forfeiture Event has occurred.

                    5.4.1.3 ACCELERATED EXPIRATION. The date, if any, set by the Committee as an accelerated expiration date in the event of the liquidation or dissolution of the Company; or the occurrence of such other event or events as may be set forth in this Plan or in the applicable Option Agreement as causing an accelerated expiration of the Option.

                    5.4.1.4 TERMINATION OF EMPLOYMENT. Except as otherwise set forth in the Option Agreement, the three month or one year anniversary, as applicable, of the date the Optionee's employment or service with the Company or an Affiliate terminates for any reason. If the Optionee's employment or service with the Company or an Affiliate terminates for any reason other than Disability or death, the applicable anniversary for these purposes is the three month anniversary, and if the Optionee's employment or service with the Company or an Affiliate terminates by reason of the Optionee's Disability or death, the applicable anniversary is the one year anniversary. During the period following the termination of the Optionee's employment or service with the Company or its Affiliates, the Optionee may only, unless otherwise specifically provided by the Committee in the applicable Option Agreement, exercise his or her Options to the extent such Options were exercisable immediately prior to the Optionee's termination of employment or service (and may not exercise any Options with respect to Shares for which the Options would have become exercisable if the Optionee were still employed or rendering service prior to the termination of the applicable three-month or one-year period). Further, no Option shall be exercisable by reason of the three-month or one-year period of exercise following a termination of employment or service on any date after the expiration of the Option term specified in the Option Agreement.

          5.4.2 Extension of Term. Notwithstanding any of the foregoing provisions, to the extent that the terms of an executive severance agreement or other agreement between the Company and an Optionee, approved by the Committee, whether entered into prior to or after the grant of an Option, and any other action taken by the Committee, at its discretion, which provide for Option exercise dates later than those set forth in Section 5.4.1, such provisions shall be deemed to be Option terms approved by the Committee and consented to by the Optionee, and shall, for purposes of the Plan, have the same effect as if such provisions had been included in the Option Agreement as granted to the Optionee; provided, however, that any modification to the terms of an Option that would, but for such modification, have qualified as an ISO, shall only be effective upon the consent of the Optionee to such modification. Notwithstanding the forgoing, no term pertaining to an ISO may be extended beyond the term set forth for ISOs in Section 5.4.1.1.

          5.4.3 Exercise after Termination. In the event an Option which is denominated as an ISO is exercised by the Optionee at any time after the expiration of the time periods described 5.4.1.4, such Option shall be treated for all Plan purposes as a NQO.

          5.5 Limitation on ISO Grants. To the extent that the aggregate Fair Market Value of the shares of Common Stock (determined at the time an ISO is granted) with respect to which ISOs under all incentive stock option plans of the Company or its Affiliates are exercisable for the first time by the Optionee during any calendar year exceeds $100,000, such ISOs shall, to the extent of such excess, be treated as NQOs.

          5.6 Other Provisions. Subject to the provisions of the Plan, the Option Agreements may contain such other provisions as the Committee deems appropriate or advisable, at its discretion, including, without limitation, provisions regarding the timing or the events upon which the Option may become exercisable in whole or in part, additional restrictions on the exercisability of the Option, and provisions authorizing the Committee to accelerate the exercisability of all or any portion of the Option.

     6.   Change of Control.

          6.1 Effect of a Change of Control. In the event of a Change of Control, the Committee may take whatever actions it deems necessary or desirable with respect to any outstanding Option not yet fully vested, all of which need not be treated identically, including, without limitation, accelerating (a) the expiration or termination date in the Option Agreement to a date no earlier than thirty (30) days after notice of such acceleration is given to the Employee, or
(b) the exercisability of any Option.

          6.2 Events Causing a Change of Control. A "Change of Control" shall be deemed to have occurred upon the earliest to occur of any of the following events, each of which shall be determined independently of the others:

               6.2.1 Any Person becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 50% or more (as determined by the Committee) of Company Voting Stock.

               6.2.2 Individuals who are Continuing Directors cease to constitute a majority of the members of the Board.

               6.2.3 Shareholders of the Company adopt a plan of complete or substantial liquidation or an agreement providing for the distribution of all or substantially all of its assets.

               6.2.4 The Company is party to a merger, consolidation, other form of business combination or a sale of all or substantially all of its assets, unless the business of the Company is continued following any such transaction by a resulting entity (which may be, but need not be, the Company) and the Prior Shareholders hold, directly or indirectly, at least two-thirds of the voting power of the resulting entity (there being excluded from the voting power held by the Prior Shareholders, but not from the total voting power of the resulting entity, any voting power received by Affiliates of a party to the transaction (other than the Company) in their capacities as shareholders of the Company); provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than ten percent of the combined voting power of the Company's Voting Stock shall not constitute a Change in Control.

               6.2.5 There is a "change of control" of the Company of a nature that would be required to be reported in response to item 1(a) of Current Report on Form 8-K or item 6(e) of Schedule 14A of Regulation 14A or any similar item, schedule or form under the Exchange Act, as in effect at the time of the change, whether or not the Company is then subject to such reporting requirement.

               6.2.6 The Company is a subject of a "Rule 13e-3 transaction" as that term is defined in Exchange Act Rule 13e-3.

               6.2.7 There has occurred a "change of control," as such term (or any term of like import) is defined in any of the following documents which is in effect with respect to the Company at the time in question: any note, evidence of indebtedness or agreement to lend funds to the Company, any option, incentive or employee benefit plan of the Company or any employment, severance, termination or similar agreement with any person who is then an employee of the Company.

          6.3 Discretion of Board. Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred if the Board of Directors determines, prior to the occurrence of an event described in Section 6.2.2 above, that an event that otherwise comes within the definition of a Change of Control under any provision of Section 6 other than Section 6.2.2 is not appropriately treated for purposes of the Plan as constituting a Change of Control.

     7. Adjustments Upon Certain Events. In the event of a stock split or stock dividend of or with respect to Common Stock, the number of Shares subject to outstanding Options, the Option Prices, and the aggregate number of Shares which may be subject to Options shall be automatically adjusted proportionately to reflect such stock split or dividend. The number of Shares subject to outstanding Options, the Option Prices, and the aggregate number of Shares which may be subject to Options shall be subject to such adjustment, if any, as the Committee, in its sole discretion, deems appropriate to reflect such events as the adoption of stock rights plans, recapitalizations, mergers, consolidations, or reorganizations of or by the Company and the like.

     8. Transfers. Except as otherwise provided in this Section 8, no Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution, and, during the lifetime of the person to whom an Option is granted, such Option may be exercised only by the

Optionee. Notwithstanding the foregoing, the Committee may provide in an Option Agreement that any Option that is not an ISO shall be transferrable (i) pursuant to a Domestic Relations Order and/or (ii) to (a) Immediate Family Members of the Optionee, (b) trusts for the sole benefit of such Immediate Family Members, (c) partnerships whose only partners are such Immediate Family Members, and (d) any transferee permitted by a rule adopted by the Committee or approved by the Committee in an individual case; provided, in any case, the Optionee receives no consideration for such transfer. Any transferee will be subject to all of the conditions set forth in the Plan and the Option Agreement prior to its transfer.

     9. No Commitment to Retain. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee as an employee, director, consultant or advisor of the Company or any Affiliate or in any other capacity.

     10. Rights as a Shareholder. No Optionee hereunder shall have any right as a shareholder of the Company unless and until certificates of shares of Common Stock are issued to such Optionee.

     11. Withholding of Taxes. In connection with any event relating to an Option as may be granted pursuant to the Plan, the Company shall have the absolute right to require the Employee to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificates for such Shares and to take whatever other action the Company deems necessary, in its discretion, to protect its interests with respect to tax liabilities, including, without limitation, withholding any Shares, funds or other property otherwise due to the Employee. The Company's obligations under the Plan shall be conditioned on the Employee's compliance, to the Company's satisfaction, with any withholding requirement.

     12. Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (i) on the date it is personally delivered to the secretary of the Company at its principal executive offices or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the secretary at such offices, and shall be deemed delivered to an Employee (i) on the date it is personally delivered to him or her or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Employee at the last address shown for the Employee on the records of the Company.

     13. Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and Options granted hereunder shall be determined in conformity with the laws of the state of Tennessee (but, with respect to ISOs, Tennessee law shall apply only to the extent not inconsistent with Section 422 of the Code and regulations thereunder).

                                                                      APPENDIX B
                 ANNUAL MEETING OF STOCKHOLDERS, APRIL 27, 2000

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Barbara A. Cannon and Paul R. Johnson, or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of the Stockholders of Celeris Corporation, to be held on April 27, 2000, at 1:00 p.m. Central Daylight Time, at Loews Vanderbilt Plaza, 2100 West End Avenue, Nashville, Tennessee 37203 and at any adjournments or postponements thereof, in accordance with the following instructions:

(1)  ELECTION OF DIRECTORS
     [ ]  FOR all nominees listed below (except as marked    [ ]  WITHHOLD AUTHORITY to vote for all nominees listed
          to the contrary below)                                  below
     (INSTRUCTION: To withhold authority to vote for any individual nominee check the box to vote "FOR" all nominees and strike a line through the nominee's name in the list below.)
     Barbara A. Cannon, W. Hudson Connery, Jr., Richard B. Fontaine,
     Peter T. Garahan, John M. Nehra, Andre G. Pernet, Ph.D.

(2)  APPROVE THE FIFTH AMENDMENT TO THE CELERIS CORPORATION STOCK OPTION PLAN OF 1993 TO INCREASE THE NUMBER OF SHARES
     AVAILABLE FROM 875,555 TO 1,005,555.
                                 [ ]  FOR                      [ ]  AGAINST                      [ ]  ABSTAIN

(3)  APPROVE THE ADOPTION OF THE CELERIS CORPORATION 2000 STOCK OPTION PLAN.
                                 [ ]  FOR                      [ ]  AGAINST                      [ ]  ABSTAIN

(4)  In their discretion, on such other matters as may properly come before the meeting.
                         [ ]  FOR DISCRETION               [ ]  AGAINST DISCRETION               [ ]  ABSTAIN

                          (Continued on reverse side)

                          (Continued from other side)

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE CELERIS CORPORATION STOCK OPTION PLAN OF 1993, FOR THE ADOPTION OF THE CELERIS CORPORATION 2000 STOCK OPTION PLAN AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

                                                  Dated:                  , 2000
                                                        ------------------

                                                  ------------------------------

                                                  Dated:                  , 2000
                                                        ------------------

                                                  ------------------------------
                                                  Signatures of stockholder(s)
                                                  should correspond exactly with
                                                  the name printed hereon. Joint
                                                  owners should each sign
                                                  personally. Executors,
                                                  administrators, trustees,
                                                  etc., should give full title
                                                  and authority.

                              CELERIS CORPORATION
                        1801 WEST END AVENUE, SUITE 750
                           NASHVILLE, TENNESSEE 37203